                                                                    EXHIBIT 10.1



                           Dated September 22, 1999



                      Pacific Century CyberWorks Limited



                                      and



                                  CMGI, Inc.




                           SHARE EXCHANGE AGREEMENT

THIS AGREEMENT is made on the 22nd day of September 1999


BETWEEN:


(1) Pacific Century CyberWorks Limited, a company incorporated in Hong Kong with registered number 69030 whose registered office is at 38/F, Citibank Tower, Citibank Plaza, 3 Garden Road, Central, Hong Kong ("PCCW"); and

(2) CMGI, Inc., a company incorporated in Delaware, the United States of America whose principal office is at 100 Brickstone Square, First Floor, Andover, Massachusetts ("CMGI").


WHEREAS:

(A) PCCW is a public company incorporated in Hong Kong. The issued ordinary shares of HK$0.05 in the capital of PCCW are listed on the Stock Exchange (as hereinafter defined).

(B) CMGI is a public company incorporated in Delaware. The issued shares of common stock, par value $.01 per share, of CMGI are listed on Nasdaq (as hereinafter defined).

(C) PCCW and CMGI have mutually agreed that CMGI shall issue and sell to PCCW the CMGI Shares (as hereinafter defined) and PCCW shall allot and issue to CMGI the PCCW Shares (as hereinafter defined) upon the terms and subject to the conditions set out in this Agreement.


NOW IT IS HEREBY AGREED as follows:

1.   Interpretation
     --------------

1.1 In this Agreement where the context so admits the following words and expressions shall have the following meanings:

     "Business Day"      a day on which banks are generally open for business in
                         Hong Kong and New York City;

     "CMGI Shares"          4,057,971 new shares of common stock, par value
                            US$0.01, of CMGI;

     "CMGI Warranties"      the representations, warranties and undertakings
                            under Clause 7;

     "CMGI's Solicitors"    CMS Cameron McKenna, 5th Floor, Tower One, Lippo
                            Centre, 89 Queensway, Hong Kong.

     "Companies Ordinance"  the Companies Ordinance (Chapter 32 of the Laws of
                            Hong Kong);

     "Completion"           completion of the transaction contemplated herein
                            pursuant to Clause 5;

     "Completion Date"      the third Business Day after the date of the later
                            of the notices to be given by PCCW or CMGI pursuant to Clause 4.4 (or such later date as to which the Parties may agree in writing);

     "Conditions"           the conditions set out in Clause 4.1;

     "CT" The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

     "Hong Kong"            the Hong Kong Special Administrative Region of the
                            People's Republic of China;

     "Listing Rules"        at any given time, the Rules Governing the Listing
                            of Securities on the Stock Exchange in the form in force at that time;

     "Long Stop Date"       November 30, 1999 or such later date as to which the
                            Parties may agree writing;

     "Nasdaq"               The Nasdaq National Market;

     "Parties"              named parties to this Agreement, and "Party" means
                            either of them;

     "PCCW Shares"          448,347,107 new ordinary shares of HK$.05 each in
                            the capital of PCCW, credited as fully paid;

     "PCCW Warranties"      the representations, warranties and undertakings
                            under Clause 8;

     "PCCW's Solicitors"    Baker & McKenzie, 14th Floor, Hutchison House, 10
                            Harcourt Road, Hong Kong;

     "PCGH" Pacific Century Group Holdings Limited, a corporation organized under the laws of the Cayman Islands;

     "PCRD" Pacific Century Regional Developments Limited, a corporation organized under the laws of Singapore; and

     "Stock Exchange"       The Stock Exchange of Hong Kong Limited.

1.2 A reference to any given Clause is to the clause of this Agreement with the corresponding numerical or other designation.

1.3 The expressions "CMGI" and "PCCW" shall, where the context permits, include their respective successors and permitted assigns.

2.   Allotment, Issuance and Subscription of Shares
     ----------------------------------------------

     Subject to satisfaction of the Conditions, on Completion, (a) PCCW agrees to purchase, and CMGI agrees to sell and issue to PCCW, the CMGI Shares, and (b) CMGI agrees to subscribe and PCCW agrees to allot and issue, the PCCW Shares.

3.   Consideration
     -------------

     The total stated consideration for the CMGI Shares shall be US$350,000,000 (three hundred and fifty million United States dollars) to be satisfied by the allotment and issuance to CMGI of the PCCW Shares as provided in this Agreement.

4.   Conditions
     ----------

4.1 Completion shall be conditional on the fulfillment of each of the following conditions:

     (a) the Listing Committee of the Stock Exchange having granted (either unconditionally or subject only to conditions to which neither PCCW nor CMGI reasonably objects) listing of and permission to deal in the PCCW Shares;

     (b) the PCCW Warranties having remained true and accurate and not misleading at all times up to and as at Completion (except to the extent that a PCCW Warranty was by its terms made as of a specific date, in which case Completion shall be conditional on such PCCW Warranty having been true at such date);

     (c) the performance of, or compliance with, all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by PCCW and all the approvals and consents necessary to complete the share exchange described herein (including any consents of governmental or regulatory authorities and any requisite approvals from the shareholders of PCCW and PCRD, if applicable, with respect to the allotment and issuance of the PCCW Shares by PCCW and the purchase of the CMGI Shares by PCCW) having been obtained by PCCW;

     (d) the delivery by PCCW to CMGI of a certificate executed by an executive officer of PCCW, dated the Completion Date, to the effect that the Conditions specified in Clauses 4.1 (b) and (c) have been satisfied;

     (e)  the CMGI Shares having been approved for listing on Nasdaq;

     (f) the CMGI Warranties having remained true and accurate and not misleading at all times up to and as at Completion (except to the extent that a CMGI Warranty was by its terms made as of a specific date, in which case Completion shall be conditional on such CMGI Warranty having been true at such date);

     (g) the performance of, or compliance with, all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by CMGI and all the approvals and consents necessary to complete the share exchange described herein (including any consents of governmental or regulatory authorities) having been obtained by CMGI;

     (h) the delivery by CMGI to PCCW of a certificate executed by an executive officer of CMGI, dated the Completion Date, to the effect that the Conditions specified in Clauses 4.1 (f) and (g) have been satisfied; and

     (i) the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), if applicable.

4.2  PCCW may waive all or any of the Conditions set out in Clauses 4.1(f) to
(h) at any time by notice in writing to CMGI.

4.3  CMGI may waive all or any of the Conditions set out in Clauses 4.1(b) to
(d) at any time by notice in writing to PCCW.

4.4 PCCW shall inform CMGI of the fulfillment of all the Conditions set out in Clauses 4.1(a), (c) and (i) within one (1) Business Day of the fulfillment of the last of such Conditions, and CMGI shall inform PCCW of the fulfillment of all the Conditions set out in Clauses 4.1(e), (g) and (i) within one (1) Business Day of the fulfillment of the last of such Conditions.

4.5 This Agreement may be terminated by written consent of both Parties, or if any of the Conditions set out in Clause 4.1 is not fulfilled (or waived by PCCW in accordance with Clause 4.2 or waived by CMGI in accordance with Clause 4.3) on or before 12:00 noon on the Long Stop Date. In the event of a termination, this Agreement (except for Clauses 9, 10, and 11 and this Clause 4) will terminate and become null and void and the Parties hereto will be released from all their respective obligations hereunder (except for Clauses 9, 10, and 11 and this Clause 4), except for the liabilities for any antecedent breaches hereof.

5.   Completion
     ----------

5.1 Completion shall take place at the offices of PCCW's Solicitors or such other place as the Parties may agree on or before the Completion Date.

5.2 Subject to Clause 4, completion of this Agreement shall take place at 12:00 noon on the Completion Date at which:

     (a)  CMGI shall:

          (i) issue and sell all the CMGI Shares to PCCW (or such other persons as PCCW may nominate) credited as fully paid; and

          (ii) deliver or caused to be delivered to PCCW:

               (aa) certified copies of Board resolutions of the CMGI Board of
                    Directors approving and authorizing the execution and completion of this Agreement and the issuance and sale of the CMGI Shares to PCCW (or such other persons as PCCW may nominate);

               (ab) duly issued stock certificate(s) in the name of PCCW (or such other persons as PCCW may nominate) in respect of the CMGI Shares;

               (ac) a receipt for the PCCW Shares received by CMGI at
                    Completion; and

               (ad) all other documents required to be delivered by CMGI at or prior to Completion.

     (b)  PCCW shall:

          (i) allot and issue the PCCW Shares to CMGI (or such other persons as CMGI may nominate) credited as fully paid; and

          (ii) deliver or caused to be delivered to CMGI:

               (aa) certified copies of resolutions of the PCCW Board of
                    Directors approving and authorizing the execution and completion of this Agreement and the allotment and issuance of the PCCW Shares to CMGI (or such other persons as CMGI may nominate);

               (ab) certified copies of the resolutions or written approval of the shareholders of PCCW and PCRD, if applicable, approving the allotment and issuance of the PCCW Shares to CMGI (or such other persons as CMGI may nominate);

               (ac) duly issued share certificates in the name of CMGI (or such other persons as CMGI may nominate) in respect of the PCCW Shares;

               (ad) a receipt for the CMGI Shares received by PCCW at
                    Completion; and

               (ae) all other documents required to be delivered by PCCW at or prior to Completion.

6.   Further Obligations of the Parties
     ----------------------------------

6.1 Each of the Parties shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Party in doing, all things necessary, proper or advisable to consummate, as promptly as possible, the transactions contemplated by this Agreement, including, without limitation, that:

     (a) CMGI shall use its reasonable best efforts to assist PCCW in all its negotiations and exchanges of correspondence in relation to the transactions referred to herein with the Stock Exchange and other relevant authorities in Hong Kong;

     (b) CMGI shall use its reasonable best efforts to provide PCCW with such information as the Stock Exchange may require for the purpose of obtaining their clearance of any announcement or circular required in connection with this Agreement;

     (c) PCCW shall use its reasonable best efforts to prepare all necessary documentation and to convene all necessary meetings of shareholders (with recommendations in favor as appropriate) in connection with obtaining the approval of shareholders to the allotment and issuance of the PCCW Shares and the purchase of the CMGI Shares by PCCW in accordance with all necessary Hong Kong legal and Stock Exchange requirements;

     (d) PCCW shall use its reasonable best efforts to obtain at its own cost the admission by the Stock Exchange of the PCCW Shares to the Official List of the Stock Exchange; and

     (e) PCCW shall cause this Agreement to be duly delivered to the Registrar of Companies for registration pursuant to Section 45 of the Companies Ordinance.

6.2 Each Party hereby agrees that, for a period of three years after the Completion Date, it will not, and will cause each of its affiliates not to, directly or indirectly, except as expressly requested by the other Party,
     (a) solicit, seek or offer to effect, or actually effect, negotiate with, or make or participate in any statement or proposal, whether written or oral, either alone or in concert with others, to the Board of Directors of the other Party, to any director or officer of the other Party or to any stockholder of the other Party or make or participate in any public announcement or proposal or offer whatsoever (including, but not limited to any "solicitation" of "proxies" as such terms are defined or used in Regulation 14A of the Exchange Act) with respect to, (i) any form of business combination or similar transaction, including without limitation, a merger, tender or exchange offer, purchase of stock or assets or liquidation of the other Party's assets, (ii) any form of restructuring or similar transaction with respect to such Party, (iii) any proposal to seek representation on the Board of Directors of the other Party or otherwise to seek control of the Board of Directors of the other Party, (b) purchase any securities that would result in the increase of its level of beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of securities of the other Party in excess of the number of shares beneficially owned by such Party as of the Completion Date (such number of shares, as adjusted for stock splits, stock dividends, and similar events, the "Beneficial Ownership Threshold") or any rights to acquire any securities in excess of the Beneficial Ownership Threshold, (c) request the other Party to waive, amend or terminate the provisions of this paragraph, or (d) instigate, encourage, or assist any third party to do any of the foregoing.

6.3 Each Party shall, for so long as it maintains beneficial ownership of securities of the other Party in excess of 75% of such Party's Beneficial Ownership Threshold, have the right to appoint a representative, reasonably acceptable to the other Party, to attend all meetings of the other Party's Board of Directors, whether in person, by telephonic conference or otherwise, which representative shall have the right to observe and participate in discussions and activities of the other Party's Board of Directors, except that the representative shall not have any right to vote as a member of the other Party's Board of Directors. Such representative shall be entitled to receive the same notice of meetings and materials or information relating to meetings as are provided to all members of the Board of Directors. Each Party shall be entitled to recuse the other Party's representative from portions of any of the meetings of such Party's Board of Directors and to redact portions of Board of Directors materials delivered to the other Party's representative (i) where and to the extent that a majority of such Party's Board of Directors (without the other Party's representative present) determines a conflict of interest between such Party and the other Party is present (but not where the conflict is a conflict that is present for stockholders generally) and (ii) if, in the opinion of such Party's counsel, attendance at such meeting or access to such information could adversely effect the attorney-client privilege between such Party and its counsel. So long as Mr. Avram Miller is a member of the Board of Directors of PCCW, PCCW's obligations under this Clause shall be deemed to be satisfied. Nothing in this Agreement shall obligate Mr. Miller, in his capacity as a Representative of CMGI on the Board of Directors of PCCW, to act in a manner that he considers to be inconsistent with his duty as a member of the Board of Directors of PCCW to preserve the confidentiality of corporate information.

6.4 For so long as any Party beneficially owns securities of the other Party in an amount equal to its Beneficial Ownership Threshold, such Party shall have the right to discuss the affairs, finances and accounts of the other Party or any of its subsidiaries with its Chief Executive Officer, and to review such information as is reasonably requested, including any information required for the timely preparation of financial statements; provided, however, that the other Party shall not be obligated under this Clause with respect to information which the Board of Directors of the other Party determines in good faith is confidential and should not, therefore, be disclosed or is required to be withheld in order to comply with the requirements of any regulatory authority or applicable law.

6.5 Each Party agrees that for a period of three years after receipt of the information (a) all information received by it pursuant to Clause 6.4 and (b) any other information that is disclosed by the other Party to it and is identified by the other Party as being confidential or proprietary, shall be considered confidential information. Each Party further agrees that it shall hold all such confidential information in confidence and shall not disclose any such confidential information to any third party except as required by law, regulation (including the Listing Rules) or applicable process, provided that to the extent possible the other Party shall have been provided with reasonable notice and the opportunity to seek a protective order to the extent possible prior to such disclosure, other than its counsel or accountants nor shall it use such confidential information for any purpose other than its investment in the other Party; provided, however, that the foregoing obligation to hold in confidence and not to dis-close confidential information shall not apply to any information that (1) was known to the public prior to disclosure by the other Party, (2) becomes known to the public through no fault of such Party, (3) is disclosed to such Party on a non-confidential basis by a third party having a legal right to make such disclosure or (4) is independently developed by such Party.

6.6 Each Party agrees that for a period of three years after the Completion Date, it will not, directly or indirectly, solicit for employment or hire any officer, director or employee of the other Party or any of its subsidiaries or divisions with whom such Party has had contact or who became known to it in connection with its consideration of the transaction contemplated hereby, except that such Party shall not be precluded from hiring any such employee who (i) initiates discussions regarding such employment without any direct or indirect solicitation by such Party, or (ii) has been terminated by the other Party or its subsidiaries prior to commencement of employment discussions with such Party. A solicitation shall not be deemed a breach of this Agreement if (a) the personnel who perform such solicitation have no access to or knowledge of any proprietary or confidential information of the other Party or of this Agreement and (b) none of the soliciting Party's personnel who have access to or knowledge of any proprietary or confidential information of the other Party or of this Agreement have actual knowledge of such solicitation. The term "solicit for employment" shall not be deemed to include general solicitations of employment not specifically directed towards employees of a Party.

6.7 Each of CMGI and PCCW shall not sell, dispose of or otherwise transfer any of the PCCW Shares or the CMGI Shares, as the case may be, for a period of three years from the Completion Date unless (a) the sale, disposition or transfer is made to an entity that is a wholly-owned subsidiary, direct or indirect, of such Party and such entity has signed an agreement acceding to the obligations of the initial Parties to this Agreement, or (b) prior written consent has been obtained from the other Party. In the event a Party effects a sale, disposition or transfer to an entity pursuant to subclause (a) of the preceding sentence and, subsequent thereto, the entity ceases to be a wholly-owned subsidiary of such Party, all necessary steps shall be taken to transfer as soon as practicable the PCCW Shares or CMGI Shares, as the case may be, held by the entity to such Party or to an entity that is a wholly-owned subsidiary of such Party.

6.8 From and after the Completion Date, PCCW shall promptly provide CMGI with any information reasonably requested by CMGI to enable CMGI or any of its affiliates to prepare its tax returns (including the making of any elections) and make any determinations with respect to taxes.

6.9 Each of CMGI and PCCW shall use its best efforts within 30 days after the date hereof or as soon as practicable thereafter, to file or cause to be filed, and share equally the filing fee for, the notification and report forms required under the HSR Act, if any are required, and to make promptly any required submissions under the HSR Act, including any response to any request for additional information, with respect to the transactions contemplated by this Agreement.

7.   Representations, Warranties and Undertakings of CMGI
     ----------------------------------------------------

7.1 CMGI hereby represents, warrants and undertakes to PCCW (to the intent that the provisions of this Clause shall continue to have full force and effect notwithstanding Completion) as follows:

     (a) Organization, Good Standing and Qualification. CMGI is a corporation duly organized, validly existing and in good standing under the laws of Delaware. CMGI has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, to issue, sell and deliver the CMGI Shares, to carry out the provisions of this Agreement and to carry on its business as presently conducted and as presently proposed to be conducted. CMGI is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so could not have, individually or in the aggregate, a Material Adverse Effect (as defined herein) on CMGI. For purposes of this Agreement, with respect to either Party, a "Material Adverse Effect" shall mean a material adverse effect on the business, assets, financial condition or operations of the Party and its subsidiaries, taken as a whole.

     (b) Subsidiaries. Set forth on Schedule 1 hereto, is a list of all entities in which CMGI beneficially owns, directly or indirectly, 50% or more of the outstanding stock or other equity interests (collectively, the "CMGI Subsidiaries") as of September 22, 1999. Each CMGI Subsidiary has been duly organized and is validly existing under the laws of its jurisdiction of organization, is not in liquidation or receivership, and has the power and authority (corporate or other) to own its properties and conduct its business as described in the SEC Documents (as defined below); and each CMGI Subsidiary is duly qualified to do business as a foreign corporation in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, other than where the failure to be so qualified would not individually or in the aggregate have a Material Adverse Effect on CMGI. All of the issued and outstanding capital stock of each CMGI Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock or equity interests of each CMGI Subsidiary owned by CMGI, directly or through subsidiaries, is owned free from liens, encumbrances and defects other than as set forth in the SEC Documents or which would not have a Material Adverse Effect on CMGI.

     (c) Validly Issued Shares. When issued in compliance with the provisions of this Agreement, the CMGI Shares will be validly issued, fully paid and nonassessable, will rank pari passu in all respects with all existing issued common stock, par value $0.01 (the "Common Stock"), of CMGI and will be free of any restrictions, limits, claims, liens or other encumbrances; provided, however, that the CMGI Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

     (d) Authorization; Binding Obligations. All actions on the part of CMGI and its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of CMGI hereunder and the authorization, sale, issuance and delivery of the CMGI Shares pursuant hereto have been taken or will be taken prior to Completion, including any actions required to comply with the HSR Act, if applicable. This Agreement has been duly executed and delivered by CMGI, and (assuming the due authorization, execution and delivery hereof by PCCW) this Agreement is a valid and binding obligation of CMGI enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and (b) general principles of equity that restrict the availability of equitable remedies. The sale of the CMGI Shares is not subject to any preemptive or similar rights or rights of first refusal that have not been properly waived or complied with.

     (e) Capitalization. The authorized capital stock of CMGI consists of 400,000,000 shares of Common Stock and 5,000,000 shares of pre-ferred stock, $.01 par value per share (the "Preferred Stock"), of which (i) 250 shares have been designated Series A Convertible Preferred Stock, (ii) 50,000 shares have been designated Series B Convertible Preferred Stock, (iii) 375,000 shares have been designated as Series C Convertible Preferred Stock and (iv) 18,090.45 shares have been designated as Series D Preferred Stock. As of the close of business on September 20, 1999, 116,177,788 shares of Common Stock were issued and outstanding, and (i) no shares of Series A Preferred Stock, (ii) 35,000 shares of Series B Preferred Stock (convertible into an aggregate of 1,384,538 shares of Common Stock), (iii) 375,000 shares of Series C Preferred Stock (convertible into an aggregate of 3,925,674 shares of Common Stock), and (iv) 18,090.45 shares of Series D Preferred Stock (convertible into an aggregate of 1,809,045 shares of Common Stock) were issued and outstanding. All outstanding shares of Common Stock are, and all shares of Common Stock subject to issuance upon conversion of outstanding shares of Preferred Stock will be, upon issuance, duly authorized, validly issued, fully paid and nonassessable. Except as disclosed to PCCW, as set forth above or as described or expressly contemplated by the SEC Documents (as defined herein), as of September 20, 1999 there were no outstanding rights (including without limitation, preemptive rights) warrants or options to acquire, or instruments convertible into or exchangeable for, any material number of shares of common stock or any other class of shares or equity interest in CMGI or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any material number of shares of common stock of CMGI or any subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options.

     (f) Consents and Approvals; No Violations. Except for the filings, permits, authorizations, consents and approvals as may be required under federal and/or state securities laws, applicable stock exchange regulations and, if applicable, the HSR Act none of the execution, delivery or performance of this Agreement by CMGI, the consummation by CMGI of the transactions contemplated hereby or compliance by CMGI with any of the provisions hereof will (a) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws of CMGI, (b) require any filing with, or permit, authorization, consent or approval of, any governmental entity, (c) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which CMGI or any of its material subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to CMGI, any of its material subsidiaries or any of their properties or assets, excluding from the foregoing clauses
          (b), (c) and (d) such violations, breaches or defaults which would not, individually or in the aggregate, have a material adverse effect on CMGI's ability to consummate the transactions.

     (g) SEC Documents. CMGI has furnished or made available to PCCW, prior to the date hereof, copies of its Annual Report on Form 10-K for the fiscal year ended July 31, 1998 ("Form 10-K"), its Quarterly Reports on Form 10-Q for the fiscal quarters ended October 31, 1998, January 31, 1999 and April 30, 1999 (the "Form 10-Qs"), the Current Reports on Form 8-K filed since July 31, 1998 (the "Form 8-Ks"), and all other registration statements, reports and proxy statements filed by CMGI with the Securities and Exchange Commission ("SEC") on or after July 31, 1998 (the Form 10-K, the Form 10-Qs, the Form 8-Ks and such registration statements, reports and proxy statements, are collectively referred to herein as the "SEC Documents"). Each of the SEC Documents, as of its respective date (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), did not, and each of the registration statements, reports and proxy statements filed by CMGI with the SEC after the date hereof and prior to the Completion will not, as of the date thereof (or if amended or superseded by a filing prior to the date of the Completion, then on the date of such filing), contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. CMGI is not a party to any material contract, agreement or other arrangement which was required to have been filed as an exhibit to the SEC Documents that is not so filed.

     (h) Financial Statements. CMGI has furnished or made available to PCCW copies of its audited financial statements (the "Audited Financial Statements") for the fiscal year ended July 31, 1998, and its unaudited financial statements for the nine-month period ended April 30,

          1999 (the "Balance Sheet Date"). Since the Balance Sheet Date, CMGI has duly filed with the SEC all registration statements, reports and proxy statements required to be filed by it under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Securities Act of 1933, as amended (the "Securities Act"). The audited and unaudited consolidated financial statements of CMGI included in the SEC Documents filed prior to the date hereof fairly present, in conformity with United States generally accepted accounting principles ("GAAP") (except as permitted by Form 10-Q) applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of CMGI and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject to normal year end audit adjustments in the case of unaudited interim financial statements).

     (i) Absence of Certain Changes. Since the Balance Sheet Date and other than in the ordinary course, there has not been: (i) any declaration, setting aside or payment of any dividend or other distribution of the assets of CMGI with respect to any shares of capital stock of CMGI or any repurchase, redemption or other acquisition by CMGI or any CMGI Subsidiary of a material number of the outstanding shares of CMGI's capital stock; (ii) any damage, destruction or loss, whether or not covered by insurance, except for such occurrences that have not resulted, and are not expected to result in a Material Adverse Effect on CMGI; (iii) any waiver by CMGI or any CMGI Subsidiary of a valuable right or of a material debt owed to it, except for such waivers that have not resulted and are not expected to result, in a Material Adverse Effect on CMGI; (iv) any material change or amendment to, or any waiver of any material rights under a material contract or arrangement by which CMGI or any CMGI Subsidiary or any of their, respective, assets or properties is bound or subject, except for changes, amendments, or waivers that are expressly provided for or disclosed in this Agreement or that have not resulted, and are not expected to result, in a Material Adverse Effect on CMGI; (v) any material change by CMGI in its accounting principles, methods or practices or in the manner it keeps its accounting books and records, except any such change required by a change in GAAP; or (vi) any other event or condition of any character, except for such events and conditions described in the SEC Documents or that have not resulted, and are not expected to result, either individually or collectively, in a Material Adverse Effect on CMGI.

     (j) Approval for Listing. On or prior to Completion, the CMGI Shares shall have been approved for listing on the Nasdaq.

     (k) Legends. CMGI agrees that the certificates for the PCCW Shares shall bear the following legend:

               THE SHARES REPRESENTED BY THIS CERTIFICATE
               ARE SUBJECT TO RESTRICTIONS ON TRANSFER
               CONTAINED IN THE SHARE EXCHANGE AGREEMENT
               DATED SEPTEMBER 22, 1999, BETWEEN THE
               COMPANY AND CMGI, INC., A COPY OF WHICH IS
               ON FILE WITH THE COMPANY.

8.   Representations, Warranties and Undertakings of PCCW
     ----------------------------------------------------

8.1 PCCW hereby represents, warrants and undertakes to CMGI (to the intent that the provisions of this Clause shall continue to have full force and effect notwithstanding Completion) that:

     (a) Organization, Good Standing and Qualification. PCCW is a corporation duly organized and validly existing under the laws of Hong Kong and is not in liquidation or receivership. PCCW has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, to allot and issue the PCCW Shares subject to the terms and conditions of this Agreement, to carry out the provisions of this Agreement and to carry on its business as presently conducted and as presently proposed to be conducted. The memorandum of association and articles of association of PCCW comply with the requirements of applicable Hong Kong law and are in full force and effect. PCCW is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so could not have a Material Adverse Effect on PCCW.

(b) Subsidiaries. Set forth on Schedule 2 hereto, is a list of all entities in which PCCW beneficially owns, directly or indirectly, 50% or more of the outstanding stock or other equity interests (collectively, the "PCCW Subsidiaries") as of September 22, 1999. Each subsidiary of PCCW has been duly incorporated and is validly existing under the laws of the jurisdiction of its incorporation, is not in liquidation or receivership, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document (as defined herein); and each subsidiary of PCCW is duly qualified to do business as a foreign corporation in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification other than where the failure to be so qualified would not individually or in the aggregate have a Material Adverse Effect on PCCW; all of the issued and outstanding capital stock of each subsidiary of PCCW has been duly authorized and validly issued and credited as fully paid; and the capital stock of each subsidiary owned by PCCW, directly or through subsidiaries, is owned free from liens, encumbrances and defects other than as set forth in the Offering Document or which would not have a Material Adverse Effect on PCCW.

(c) Validly Issued Shares. When issued in compliance with the provisions of this Agreement, the PCCW Shares will be validly issued and credited as fully paid, will rank pari passu in all respects with all existing issued ordinary shares of PCCW and will be free of any restrictions, limits, claims, liens or other encumbrances; provided, however, that the PCCW Shares may be subject to restrictions on transfer under Hong Kong securities laws or Stock Exchange regulations as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

(d) Authorization; Binding Obligations. All actions on the part of PCCW and its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of PCCW hereunder and the authorization, allotment and issuance and delivery of the PCCW Shares pursuant hereto has been taken or will be taken prior to Completion, including any actions required to comply with the HSR Act, if applicable. This Agreement has been duly executed and delivered by PCCW, and (assuming the due authorization, execution and delivery hereof by CMGI) this

     Agreement is a valid and binding obligation of PCCW enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and (b) general principles of equity that restrict the availability of equitable remedies. The issuance of the PCCW Shares is not subject to any preemptive or similar rights or rights of first refusal that have not been properly waived or complied with.

(e) Capitalization. The issued share capital of PCCW as of the date of the Offering Document is as set forth in the Offering Document under the headings "Capitalization" and "Description of Ordinary Shares". The shares constituting the issued share capital of PCCW have been duly authorized and validly issued, are credited as fully paid and are not subject to preemptive or similar rights. As of the date of the Offering Circular and except (i) as described or expressly contemplated by the Offering Document (including footnotes to the financial statements and tables contained therein) and (ii) 207,904,000 ordinary shares issuable upon the exercise of options granted to employees pursuant to PCCW's share option scheme, referred to in the Offering Document, there are no outstanding rights (including without limitation, preemptive rights) warrants or options to acquire, or instruments convertible into or exchangeable for, any material number of ordinary shares or any other class of shares or equity interest in PCCW or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any material number of shares of PCCW or any subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options.

(f) Consents and Approvals; No Violations. Except for the filings, permits, authorizations, consents and approvals as may be required under the HSR Act, if applicable, and applicable Stock Exchange regulations and Section 45 of the Companies Ordinance, including without limitation the requisite approval by the shareholders of PCCW and PCRD, if applicable, of the transactions contemplated hereby, none of the execution, delivery or performance of this Agreement by PCCW, the consummation by PCCW of the transactions contemplated hereby or compliance by PCCW with any of the provisions hereof will (a) conflict with or result in any breach of any provision of the certificate of incorporation or memorandum and articles of association of

     PCCW, (b) require any filing with, or permit, authorization, consent or approval of, any governmental entity, (c) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which PCCW or any of its material subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to PCCW, any of its material subsidiaries or any of their properties or assets, excluding from the foregoing clauses (b), (c) and (d) such violations, breaches or defaults which would not, individually or in the aggregate, have a material adverse effect on PCCW's ability to consummate the transactions. PCRD, a shareholder of PCCW holding at least a majority of the outstanding ordinary shares of PCCW and PCGH, a shareholder of PCRD holding, indirectly, at least a majority of the outstanding ordinary shares of PCRD, have agreed to enter into an irrevocable undertaking substantially in the form attached hereto as Exhibit B, pursuant to which they undertake to vote in favor of the transactions contemplated hereby, such vote being sufficient to ensure the approval of those transactions.

(g) The Offering Documents. The Preliminary Offering Circular, at September 15, 1999 (the "Offering Document"), a copy of which has been provided to CMGI by PCCW, did not as of the date thereof contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h) Financial Statements. The historical consolidated financial statements included in the Offering Document present fairly the financial positions of Pacific Convergence Corporation Ltd. ("PCC") and PCCW Properties Limited ("PCCW Properties") and their subsidiaries, have been prepared in conformity with the generally accepted accounting principles in Hong Kong applied on a consistent basis and fairly present the combined financial condition and results of operations of PCC and PCCW at the dates and for the periods presented; and the assumptions used in preparing the pro forma financial statements included in the Offering Document provide a reasonable basis for presenting the significant effects directly attributable to the trans-actions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical or pro forma financial statement amounts.

(i) Absence of Certain Changes. Since the date of the Offering Document and other than in connection with acquisitions in the ordinary course of business, neither PCCW nor any of its subsidiaries has (i) entered into or assumed any material contract, (ii) incurred, assumed or acquired any material liability (including contingent liability) or other obligation or
     (iii) acquired or disposed of or agreed to acquire or dispose of any business or any other material asset that are not described in the Offering Document. Except as disclosed in the Offering Document and other than in connection with acquisitions in the ordinary course of business, in the case of PCC, since March 31, 1999, and in the case of PCCW Properties, since August 3, 1999, there has not been any change that would have a material adverse effect on the business, assets, financial condition or operations of PCC and its subsidiary taken as a whole, or of PCCW Properties and its subsidiaries, taken as a whole, and, except as disclosed in or contemplated by the Offering Document, there has been no dividend or distribution of any kind declared, paid or made by PCCW on any class of its capital stock.

(j) Hong Kong Withholding Taxes. Except as disclosed in the Offering Document, under current laws and regulations of Hong Kong and any political subdivision thereof, all dividends and other distributions declared and payable on the PCCW Shares may be paid by PCCW to the holder thereof in Hong Kong dollars that may be converted into foreign currency and freely transferred out of Hong Kong and all such payments made to holders thereof who are non-residents of Hong Kong will not be subject to income, withholding or other taxes under laws and regulations of Hong Kong or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in Hong Kong or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Hong Kong or any political subdivision or taxing authority thereof or therein.

(k) No Liability. Upon issuance of the PCCW Shares to CMGI, CMGI shall not be subject to any liability in respect of any liability of PCCW by virtue only of its holding of any such PCCW Shares.

(l) Approval for Listing. On or prior to Completion, the PCCW Shares shall have been approved for listing on the Stock Exchange.

(m) Purchase for Own Account. The CMGI Shares are being acquired for investment for PCCW's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act, and PCCW has no present intention of selling, granting any participation in, or otherwise distributing the same. PCCW also represents that it has not been formed for the specific purpose of acquiring the CMGI Shares.

(n) Investment Experience. PCCW understands that the purchase of the CMGI Shares involves substantial risk. PCCW has experience as an investor in securities of companies and acknowledges that it is able to fend for itself, can bear the economic risk of its investment in the CMGI Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of this investment in the CMGI Shares and protecting its own interests in connection with this investment.

(o) Accredited Investor Status. PCCW is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act.

(p) Restricted Securities. PCCW hereby acknowledges and agrees with CMGI that the CMGI Shares have not been registered under the Securities Act and may not be offered or sold except pursuant to registration statement or to an exemption from the registration requirements of the Securities Act, PCCW further agrees that it has not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the CMGI Shares, other than (i) pursuant to a Registration Rights Agreement to be entered into by the Parties substantially on the terms set forth in Exhibit A hereto, (ii) pursuant to Rule 144 under the Securities Act or (iii) pursuant to any transaction that does not require registration under the Securities Act. PCCW is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(q) Legends. PCCW agrees that the certificates for the CMGI Shares shall bear the following legend:

               THE SHARES REPRESENTED BY THIS CERTIFICATE
               HAVE NOT BEEN REGISTERED UNDER THE
               SECURITIES ACT OF 1933 OR WITH ANY STATE
               SECURITIES COMMISSION, AND MAY NOT BE
               TRANSFERRED OR DISPOSED OF BY THE HOLDER
               IN THE ABSENCE OF A REGISTRATION STATEMENT
               WHICH IS EFFECTIVE UNDER THE SECURITIES
               ACT OF 1933 AND APPLICABLE STATE LAWS AND
               RULES, OR, UNLESS, IMMEDIATELY PRIOR TO
               THE TIME SET FOR TRANSFER, SUCH TRANSFER
               MAY BE EFFECTED WITHOUT VIOLATION OF THE
               SECURITIES ACT OF 1933 AND OTHER
               APPLICABLE STATE LAWS AND RULES.  THE
               SHARES REPRESENTED BY THIS CERTIFICATE ARE
               SUBJECT TO RESTRICTIONS ON TRANSFER
               CONTAINED IN THE SHARE EXCHANGE AGREEMENT
               DATED SEPTEMBER 22, 1999, BETWEEN THE
               COMPANY AND PACIFIC CENTURY CYBERWORKS
               LIMITED, A COPY OF WHICH IS ON FILE WITH
               THE COMPANY.

          In addition, PCCW agrees that in the event CMGI reasonably believes that PCCW has failed to comply with the terms of this Agreement or the requirements of the Securities Act, CMGI may place stop transfer orders with its transfer agents with respect to such certificates.
          The appropriate portion of the legend and the stop transfer orders will be removed promptly upon delivery to CMGI of such satisfactory evidence as reasonably may be required by CMGI, that such legend or stop orders are not required to ensure compliance with the Securities Act.

9.   Restriction on Announcements and Disclosure
     -------------------------------------------

9.1 Subject as provided in Clause 9.2, neither Party shall make any public announcement in relation to the transactions contemplated hereby without having consulted with the other Party.

9.2 This Clause shall not apply to any announcement required to be made pursuant to the Listing Rules as to the contents of which the Party making the same shall have consulted with the other Party and obtained approval from the Stock Exchange as may be required.

10.   Miscellaneous
      -------------

10.1 Each Party shall pay its own costs and expenses incurred in connection with the preparation, negotiation and settlement of this Agreement.

10.2 All fees and duties (if any) relating to the issue of the CMGI Shares shall be borne by CMGI. Capital duty and all other fees and duties (if any) relating to the issue of the PCCW Shares shall be borne by PCCW.

10.3 Any notice, demand or other communication given or made under this Agreement shall be in writing and delivered or sent to the relevant Party at its address or facsimile number set out below (or such other address or facsimile number as the addressee has by five (5) days' prior written notice specified to the other Party):

To CMGI:            CMGI, Inc.
                    100 Brickstone Square, First Floor
                    Andover, Massachusetts 01810
                    Facsimile no.: (978) 684-3601
                    Attention: William Williams, II

With copies to:     Skadden, Arps, Slate, Meagher & Flom LLP
                    300 South Grand Avenue
                    Los Angeles, California 90071
                    Facsimile no.: (312) 687-5600
                    Attention: Michael V. Gisser

and                 CMS Cameron McKenna
                    5/th/ Floor, Tower One
                    Lippo Centre
                    89 Queensway
                    Hong Kong
                    Facsimile no.: (852) 2845-3575
                    Attention: Julian A. Ogley

To PCCW:            Pacific Century CyberWorks Limited
                    38/F, Citibank Tower
                    Citibank Plaza
                    3 Garden Road
                    Central, Hong Kong
                    Facsimile no.: (852) 2514-8609
                    Attention: Chief Financial Officer

With copies to:     Baker & McKenzie
                    14/th/ Floor, Hutchinson House
                    10 Harcourt Road
                    Hong Kong
                    Facsimile no.: (852) 2845-0476
                    Attention: Christopher Buchan

and                 Winnie Siu Morrison
                    101 College Road
                    London SE21 7HN
                    Facsimile no: 44-181-693-6388

     Any notice, demand or other communication so addressed to the relevant Party shall be deemed to have been delivered: (a) if given or made by letter, when actually delivered to the relevant address; and (b) if given or made by facsimile, when transmitted, subject to machine-printed confirmation of receipt being received by the sender.

10.4 Each Party undertakes to the other Party to execute or procure to be executed all such documents and to do or procure to be done all such other acts and things as may be reasonable and necessary to give both Parties the full benefit of this Agreement.

10.5 This Agreement shall be binding on and inure solely to the benefit of CMGI and PCCW and their respective successors and assigns. Neither Party shall assign any of its rights hereunder without the prior consent of the other Party, which consent shall not be unreasonably withheld.

10.6 The exercise of or failure to exercise any right or remedy of any breach of this Agreement shall not, except as provided herein, constitute a waiver by such Party of any other right or remedy it may have in respect of that breach.

10.7 Any right or remedy conferred by this Agreement on any Party for breach of this Agreement by the other Party (including without limitation the breach of any representations and warranties) shall be in addition and without prejudice to all other rights and remedies available to it in respect of that breach.

10.8 Any provision of this Agreement which is capable of being performed after Completion but which has not been fully and completely performed at or before Completion and all representations and warranties and other undertakings contained in or entered into pursuant to this Agreement shall remain in full force and effect notwithstanding Completion.

10.9 This Agreement constitutes the entire agreement between the Parties with respect to its subject matter (neither Party having relied on any representation or warranty made by the other Party which is not contained in this Agreement) and no variation of this Agreement shall be effective unless made in writing and signed by all of the Parties.

10.10 This Agreement supersedes all and any previous agreements, arrangements or understanding between the Parties relating to the matters referred to in this Agreement and all such previous agreements, arrangements or understanding (if any) shall cease to have any effect from the date hereof.

10.11 If at any time any provision of this Agreement is or becomes illegal, void or unenforceable in any respect, the remaining provisions hereof shall in no way be affected or impaired thereby.

11.   Governing Law and Jurisdiction
      ------------------------------

      This Agreement shall be governed by and construed in accordance with the laws of Hong Kong and each Party hereby irrevocably submits to the non-exclusive jurisdiction of the courts of Hong Kong and the federal and state courts of the State of Delaware, United States of America as regards any claim or matter arising under this Agreement. CMGI hereby irrevocably appoints CMGI's Solicitors as its agent to receive and acknowledge on its behalf service of any writ, summons, order, judgment or other notice of legal process in Hong Kong arising out of or in connection with this Agreement. If for any reason CMGI's Solicitors (or their successors) no longer serve as agent of CMGI for this purpose, CMGI shall promptly appoint a successor agent satisfactory to PCCW, notify PCCW of the change and deliver to PCCW a copy of the new process agent's acceptance of appointment provided that until PCCW receives such notification, it shall be entitled to treat the agent named above (or their said successors) as CMGI's agent for the purposes of this Clause. CMGI agrees that any such legal process shall be sufficiently served on it if delivered to the relevant agent for service at its address for the time being in Hong Kong whether or not such agent gives notice thereof to it. PCCW hereby agrees to irrevocably appoint CT to receive on its behalf service of process in respect of any suit, action or proceeding in any Delaware State or Federal court sitting in Delaware arising out of or in connection with this Agreement and agrees to pay all fees charged by CT for representation as registered agent. If for any reason CT (or its successor) no longer serves as agent of PCCW for this purpose, PCCW shall promptly appoint a successor agent satisfactory to CMGI, notify CMGI of the change and deliver to CMGI copy of the new process agent's acceptance of appointment provided that until CMGI receives such notification, it shall be entitled to treat the agent named above (or its said successors) as PCCW's agent for the purposes of this Clause. PCCW agrees that any such legal process shall be sufficiently served on it if delivered to the relevant agent for service at its address for the time being in Delaware whether or not such agent gives notice thereof to it.

IN WITNESS WHEREOF this Agreement has been executed on the day and year first above written.


SIGNED by                       )
                                )
                                )
/s/ Richard Li                  )
--------------------------------
Name:  Richard Li               )
Title: Chief Executive Officer  )
for and on behalf of            )
Pacific Century                 )
CyberWorks Limited              )
in the presence of:             )
                                )
                                )
/s/ David Andonian              )
--------------------------------



SIGNED by                       )
                                )
                                )
/s/ David S. Wetherell          )
--------------------------------
Name:  David S. Wetherell       )
Title: Chief Executive Officer  )
for and on behalf of            )
CMGI, Inc.                      )
in the presence of:             )
                                )
                                )
/s/ [illegible]                 )
--------------------------------